Exhibit (g)(9)

Amendment to Global Custody Agreement (For Foreign and Domestic Securities)

This Amendment is dated September 8, 2015 (“Effective Date”) to the Global Custody Agreement (For Foreign and Domestic Securities), dated November 29, 2012 (the “Agreement”), as amended, and is entered into by and between ALPS Series Trust, a Delaware statutory trust (the “Trust”), and MUFG Union Bank, National Association (f/k/a Union Bank, N.A.) (the “Custodian”).

WHEREAS, the Trust and the Custodian wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            As of the Effective Date, Schedule I of the Agreement is deleted in its entirety and replaced with a new Schedule I attached hereto.

2.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS SERIES TRUST		MUFG UNION BANK, NATIONAL ASSOCIATION

By:	/s/ Jeremy O. May	By:	/s/ Terra Murphy
Name:	Jeremy O. May	Name:	Terra Murphy
Title:	President	Title	Vice President, Senior Relationship Manager

Schedule I
to the
Custodian Agreement
by and between

ALPS Series Trust
and
MUFG UNION BANK, NATIONAL ASSOCIATION

September 8, 2015

NAMES OF FUNDS

Cognios Market Neutral Large Cap Fund

GKE Asian Opportunities Fund

Insignia Macro Fund

Crystal Strategy Absolute Income Fund
Crystal Strategy Absolute Return Fund
Crystal Strategy Absolute Return Plus Fund

Riverside Frontier Markets Fund

Cupps All Cap Growth Fund
Cupps Mid Cap Growth Fund

New Sheridan Developing World Fund

Valspresso Green Zone Select™ Tactical Fund

DDJ Opportunistic High Yield Fund

Clarkston Partners Fund
Clarkston Fund

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